CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”), which shall be effective as of July 31, 2007, by and between DIODES, INCORPORATED (“DIODES”), and MR. M.K. LU (“M.K.”), and each may be referred to as a party (“Party”), or both may be collectively known as parties (“Parties”), is made with reference to the following facts:

RECITALS

A. DIODES is engaged in the business of manufacturing, marketing, and distributing a line of discrete and analog semi-conductor products;

B. M.K. is an expert in the development, manufacturing, distributing and marketing of discrete and analog semi-conductor products. M.K.’s expertise has been available to DIODES during the time period M.K. served as a member of DIODES’ Board of Directors beginning in 1995 and ending upon his retirement from the Board of Directors on May 31, 2007.

C. DIODES wants to retain the ability to draw on M.K.’s expertise, even though M.K. is no longer a member of the Board of Directors, and DIODES is desirous of entering into this Agreement for the purposes of maintaining the ability of drawing on M.K.’s expertise.

D. M.K. is willing to act as a consultant for DIODES and to impart his expertise to DIODES on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, BOTH PARTIES HEREBY AGREED AS FOLLOWS:

1. The above Recitals are incorporated into this Agreement as though set forth in full herein.
2. DIODES hereby appoints M.K. as its consultant for the terms and conditions (“Terms”) set forth in this Agreement. M.K. accepts such appointment on the Terms set forth herein and agrees to accept consulting service assignments for DIODES.
3. From time to time, DIODES will request M.K. to provide consulting services in the form of various projects, which will utilize the expertise of M.K., and M.K. will undertake to complete such projects. In addition, M.K. may, from time to time, suggest to DIODES the need for certain projects utilizing his expertise and shall act as a consultant to accomplish such projects after DIODES’s approval. No consulting services shall be undertaken by M.K. without the express consent of DIODES.
4. M.K. shall be compensated for his consulting services on an hourly basis in accordance with the generally accepted hourly rate for professional consulting services at the time the consulting services are performed. The Parties shall agree upon a rate for the consulting services prior to M.K. undertaking a project under this Agreement. DIODES shall also compensate M.K. for any out-of-pocket expenses incurred in connection with the consulting services. M.K. shall invoice DIODES for the consulting services on a monthly basis, and DIODES shall pay all such invoices on a “net thirty (30)” day basis.
5. This Agreement shall be effective as of July 31, 2007, for a one-year term ending July 31, 2008. This Agreement shall be automatically renewed on a year-to-year basis unless, within sixty (60) days of the expiration of any one (1) year term, one Party gives notice to the other of its intention to terminate this Agreement at the end of such one-year term. Such notice shall be communicated via e-mail.
6. Once M.K. has undertaken a project from DIODES, he alone shall determine the manner in which the consulting services are performed and shall report back to DIODES at the conclusion of the project. DIODES shall have no input as to the method or manner utilized by M.K. in performing the consulting services.
7. M.K., for the duration of this Agreement, shall be an independent contractor. Nothing contained herein shall be deemed to cause this Agreement to create an agency, partnership, or joint venture between the Parties, and nothing in this Agreement shall be interpreted as construing or creating or establishing a relationship of employer and employee between the Parties. Unless otherwise agreed upon by DIODES, the consulting services shall be performed personally and exclusively by M.K.
8. It is understood that in connection with performing the consulting services, M.K. may come into possession of certain Confidential Information belonging to DIODES. M.K. agrees to keep this Confidential Information in the strictest confidence and will not disclose it by any means to any third party not employed by or affiliated with DIODES. Upon the completion of a project, M.K. shall return any Confidential Information to DIODES.
9. This Agreement may not be assigned, nor the duties hereunder delegated, to any party.
10. This Agreement shall automatically terminate upon the death of M.K. or upon the bankruptcy or insolvency of either M.K. or DIODES.
11. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of California.
12. This Agreement constitutes the entire Agreement between the Parties and supersedes all prior representations, proposals, discussions and communications, whether oral or in writing. This Agreement may be amended or modified only by a written document executed by the Parties hereto.

13. The Parties agree that any litigation to enforce or interpret this Agreement may be brought only in the appropriate Court in Ventura County, California. The prevailing Party in any such litigation shall be entitled to recover its reasonable attorneys’ fees.

Dated: July 31, 2007

DIODES, INCORPORATED	M.K.

/s/	/s/
Title	Mr. M. K. Lu